Exhibit 99.11.b

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM	MORRISON FOERSTER LLP BEIJING, BERLIN, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, NEW YORK, NORTHERN VIRGINIA, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.

June 1, 2018

ABERDEEN EMERGING MARKETS EQUITY INCOME FUND, INC.

1735 Market Street, 32nd Floor

Philadelphia, Pennsylvania 19103

Re:                             Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as Maryland counsel to Aberdeen Emerging Markets Equity Income Fund, Inc. (f/k/a Aberdeen Chile Fund, Inc.), a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form N-14 (Registration No. 333-222219) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), including the proxy statement-prospectus included therein (the “Prospectus”), of shares (the “Shares”) of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) to be issued pursuant to the terms of an Agreement and Plan of Reorganization, in the form attached as an Exhibit to the Prospectus (the “Reorganization Agreement”), by and between the Company and The Asia Tigers Fund, Inc. a Maryland corporation (the “Target Fund”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The charter of the Company, as amended, corrected and supplemented to date (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.                                      The Amended and Restated Bylaws of the Company, certified as of the date hereof by the Assistant Secretary of the Company;

3.                                      Resolutions of the Board of Directors of the Company, or a duly authorized committee thereof (the “Resolutions”), relating to the authorization and approval of (a) the execution, delivery and performance by the Company of the Reorganization Agreement, pursuant to which the Target Fund transferred all or substantially all of its assets to the

Company, in exchange solely for shares of Common Stock, the assumption by the Company of all stated liabilities of the Target Fund and the distribution of Common Stock to the stockholders of the Target Fund in liquidation of the Target Fund (the “Reorganization”), (b) an amendment to the Charter increasing the authorized capital of the Company, (c) the filing of the Registration Statement, and (d) the issuance of the Shares pursuant to the Reorganization, certified as of the date hereof by the Assistant Secretary of the Company;

4.                                      The Reorganization Agreement, in the form attached to the Prospectus as an Exhibit;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

6.                                      A certificate executed by Megan Kennedy, Secretary of the Company, dated as of the date hereof.

As used herein, the phrase “known to us” is limited to the actual knowledge, without independent investigation, of the lawyers in this firm who have provided legal services to the Company in connection with the Registration Statement.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.                                      The merger of the Target Fund with and into the Company pursuant to the Reorganization Agreement was approved by the stockholders of the Target Fund as described in the Registration Statement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon the issuance and delivery of the Shares as contemplated by the Resolutions and the Reorganization Agreement on April 27, 2018, the Shares were duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

MORRISON & FOERSTER LLP